Exhibit (j)(2)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Experts” included in or made a part of Post-Effective Amendment No. 69 to the Registration Statement of One Group® Mutual Funds on Form N-1A (Nos. 2-95973 and 811-4236) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Washington, D.C.

February 17, 2005